INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
investor.relations@texascapitalbank.com
MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com

FOR IMMEDIATE RELEASE

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES CONTINUED EXECUTION OF ITS STRATEGIC TRANSFORMATION THROUGH THE SALE OF ITS INSURANCE PREMIUM FINANCE BUSINESS

•Expected to be financially accretive and to offer significant capital generation, enhanced liquidity profile, greater funding flexibility
•Enhances financial resiliency to support the growth of our core Texas-based commercial client strategy
•Consistent with transformation initiatives to reallocate our balance sheet and improve client relevance

DALLAS – SEPTEMBER 6, 2022 – Texas Capital Bancshares, Inc. (“Texas Capital”) (NASDAQ: TCBI) announced today that it entered into a definitive agreement to sell BankDirect Capital Finance (“BankDirect”), its insurance premium finance subsidiary, to AFCO Credit Corporation (“AFCO”), an indirect wholly-owned subsidiary of Truist Financial Corp.(“Truist”) (NYSE: TFC).

The sale of BankDirect includes its business operations and loan portfolio of approximately $3.1 billion as of June 30, 2022. AFCO is purchasing BankDirect from Texas Capital in an all-cash transaction for a purchase price of approximately $3.4 billion, representing an 8.5% asset premium compared to the value of the purchased loan portfolio as of June 30, 2022. The purchase price is subject to customary adjustments, including for the net asset value of the loan portfolio, as set forth in the Purchase Agreement. This transaction represents the divestiture of the entire business unit including the equity interests of BankDirect and the associated loan balances held by Texas Capital Bank and no parent funding, deposits or capital will be transferred.

“The sale of BankDirect represents an important milestone for Texas Capital, further enabling us to re-focus our capital and expense base consistent with our strategy of creating the flagship full-service financial services firm in Texas,” said Rob C. Holmes, Chief Executive Officer and President of Texas Capital. “The sale follows a deliberate process designed to maximize shareholder value, strengthen our balance sheet, simplify our business model and free up incremental resources to be redeployed to our core businesses. BankDirect operates a nationwide business and generates desirable, granular commercial loans with superior credit quality. I want to thank the team at BankDirect for their long-term partnership and solid commitment to building an outstanding franchise resulting in the success of this transaction.”

The transaction is expected to increase Texas Capital’s capital levels. Relative to June 30, 2022, Common Equity Tier 1 ratio expected to increase 199 basis points and Tangible Book Value per Share accretion is estimated to be 6.5%. Additionally, the divestiture will improve Texas Capital’s liquidity position as the Loan to Deposit ratio is expected to decline and the Liquidity Assets to Assets ratio is expected to rise, before giving effect for future redeployment actions. Additionally, given the expected growth in the core business strategy, Texas Capital is reaffirming forward guidance of delivering year-over-year quarterly operating leverage by year-end.

The sale is expected to close in the fourth quarter of 2022, subject to various customary closing conditions.

Morgan Stanley & Co. LLC and Texas Capital Securities served as financial advisors to Texas Capital. Cravath, Swaine & Moore LLP served as legal counsel to Texas Capital. RBC Capital Markets and Truist Securities served as financial advisors, and Willkie Farr & Gallagher LLP served as legal counsel to Truist in this transaction.

Conference Call Information

Texas Capital will host a public conference call to discuss the transaction at 9:00 a.m. Central Time today. The presentation can also be accessed on the Texas Capital Investor Relations website at
https://investors.texascapitalbank.com.

Participants may pre-register for the call by visiting
https://www.netroadshow.com/events/login?show=0a75c14c&confId=41685 and will receive a unique PIN number to be used when dialing in for the call for immediate access. Alternatively, participants may call +1.833.470.1428 and use the conference ID 547919 at least fifteen minutes prior to the call to join through an operator. International callers should dial +1.404.975.4839 and enter the same access code.

A live webcast can also be found on the Texas Capital Investor Relations website or at
https://events.q4inc.com/attendee/755858622. Replays of the conference call will be available on the webcast by visiting the Investor Relations website from September 6, 2022 through September 6, 2023 or by calling +1.866.813.9403 (U.S.) or +44.204.525.0658 (international) with the access code 009241 from September 6, 2022 through September 20, 2022.

About Texas Capital Bancshares, Inc.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities. TCBI Securities, Inc., doing business as Texas Capital Securities, is a member of FINRA and SIPC and has registered with the SEC and other state securities regulators as a broker dealer. TCBI Securities, Inc. is a subsidiary of Texas Capital Bank. Securities and other investment products offered by TCBI Securities, Inc. are not FDIC insured, may lose value and are not bank guaranteed.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, uncertainties as to the timing of the sale of BankDirect Capital Finance and the risk that the transaction may not be completed in a timely manner or at all, the possibility that any or all of the conditions to the consummation of the sale of BankDirect Capital Finance may not be satisfied or waived, risks related to diverting management’s attention from Texas Capital’s ongoing business operations, uncertainties as to Texas Capital’s ability and the amount of time necessary to realize the expected benefits of the transaction, changes in the economic and financial conditions of Texas Capital’s business and uncertainties and matters beyond the control of management, credit quality and risk, the COVID-19 pandemic, industry and technological changes, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, economic conditions, including inflation and the threat of recession, as well as market conditions in Texas, the United States or internationally, as well as governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, business strategy execution, key personnel, competition, mortgage markets, fraud, environmental liability and severe weather, natural disasters, acts of war or terrorism or other external events.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10- K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.